  Exhibit 10.15

AMENDMENT NO. 1 TO STOCK OPTION AGREEMENTS
Issued Pursuant to the 2000 Long-Term Incentive Plan
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This Amendment No. 1 to Stock Option Agreements (this "Amendment") is made and entered into on March 8, 2016 between CytRx Corporation, a Delaware corporation (the "Company"), and the undersigned (the "Holder") in order to amend as set forth in this Amendment the following Stock Option Agreements (collectively, the "Original Option Agreements") between the Company and the Holder: (a) the Stock Option Agreement made to the Holder dated June 16, 2006 pursuant to the Company's 2000 Long-Term Incentive Plan (as amended from time to time, the "2000 Plan"); (b) the Stock Option Agreement made to the Holder dated April 18, 2007 pursuant to the 2000 Plan; (c) the Stock Option Agreement made to the Holder dated November 21, 2008 pursuant to the 2000 Plan;

NOW, THEREFORE, for good and valuable consideration, the Company and the Holder hereby agree as follows:
1.            DEFINED TERMS.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the respective Original Option Agreements.  References in the Original Option Agreements to this "Agreement," this "Option Agreement" or like terms mean the Original Option Agreements as amended by this Amendment.
2.            VESTING.  Section 2, "Vesting of Option," of the Original Option Agreements is hereby amended to read in its entirety as follows:
"2. Vesting of Option.      Subject to acceleration of vesting as provided in the Plan and to the limitations contained herein, your option shall vest (become exercisable) as provided in your Notice of Award; provided, that your option shall immediately vest in full upon FDA marketing approval of the Company's lead product candidate, aldoxorubicin; and provided further, that your option shall immediately vest in full upon the termination of your employment on or after March 8, 2016 (i) by the Company without 'Cause' or upon your resignation with 'Good Reason' (as each such term is defined in the Fourth Amended and Restated Employment Agreement, dated May 10, 2012 (the "Original Employment Agreement"), as amended in separate amendments dated May 10, 2014, January 1, 2015 and March 8, 2016 between the Company and you) or (ii) due to your death or by the Company by reason of your 'Disability' (as defined in the Original Employment Agreement)."
3.            TERM.  Section 3, "Period of Option and Limitations on Right to Exercise" of the Original Option Agreements is hereby amended to read in its entirety as follows:
"3. Period of Option and Limitations on Right to Exercise.  You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires at 5:00 P.M., Pacific Time, on the day immediately prior to the tenth anniversary of the Date of Grant, subject to earlier termination as provided in the Plan in the event of termination of your Service for 'Cause' (as defined in the Original Employment Agreement); provided, that in the event of the termination of your employment (1) by the Company without 'Cause' or by reason of your "Disability' (as defined in the Original Employment Agreement), (2) upon your resignation with 'Good Reason' (as defined in the Original Employment Agreement) or (3) due to your death or by the Company by reason of your "Disability" as defined in the Original Employment Agreement, your option shall remain exercisable thereafter for its full term."

4.            CONTROL. Section 11, "Plan Controls," of the Original Option Agreements is hereby amended to read in its entirety as follows:
"11. Plan Controls.       The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative; provided, however, that the accelerated vesting and exercise period set forth in the foregoing amendments to Sections 2 and 3 of this Option Agreement shall prevail over any contrary provision in the Plan and over any other provision of the Original Option Agreement."
5.            NO OTHER AFFECT.  Except as modified hereby, the Original Option Agreements shall not be affected by this Amendment and shall continue in effect in accordance with their terms.
6.            MISCELLANEOUS.  This Amendment may be exercised in counterparts, which together shall constitute a single instrument.  A facsimile, PDF or other electronic signature to this Amendment shall have the same force and effect as an original signature.

[Signature Page Follows]

The parties have executed this Amendment.

CYTRX C ORPORATION	HOLDER:

/s/ JOHN Y. CALOZ	/s/ STEVEN A. KRIEGSMAN
John Y. Caloz	Steven A. Kriegsman
Chief Financial Officer

[Execution Page to Amendment No. 1 to Stock Option Agreement Issued Pursuant to the 2000 Plan]